Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Community Healthcare Trust Incorporated

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.01 par value per share, reserved for issuance pursuant to the 2024 Incentive Plan, as amended	Rule 457(h)	1,150,000	$25.62	$29,463,000	0.00014760	$4,348.74
Total Offering Amounts							$4,348.74
Total Fee Offsets							$—
Net Fee Due							$4,348.74

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional securities as may be issuable under the Registrant’s 2024 Incentive Plan, as amended, by reason of any stock splits, stock dividends, recapitalizations or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act based on the average of the high and low prices of the Registrant’s common stock on the New York Stock Exchange on April 25, 2024.